Exhibit 99.1

Codexis Reports First Quarter 2019 Financial Results

Total revenues increase 11% to $15.6 million, product revenue up 30%

Recent highlights include Third CodeEvolver® Platform Technology Agreement and Multi-Year Enzyme Supply and Licensing Agreement with Tate & Lyle for TASTEVA® M Stevia Sweetener

Conference call begins at 4:30 pm Eastern time today

REDWOOD CITY, Calif. (May 6, 2019) - Codexis, Inc. (Nasdaq: CDXS), a leading protein engineering company, announces financial results for the three months ended March 31, 2019 and provides a business update.

“The start to 2019 has been exceptionally productive for Codexis, highlighted by the execution of two recent significant agreements, plus the delivery of strong first quarter financial results featuring $15.6 million in total revenues and 30% year-over-year growth in product revenue,” said Codexis President and CEO John Nicols.

“Today we filed a Form 8-K with the SEC detailing a CodeEvolver® protein engineering platform technology transfer and licensing agreement with Novartis. It’s highly gratifying that another Top 10 pharmaceutical company has joined GlaxoSmithKline and Merck in making a long-term commitment to widely applying our CodeEvolver® technology platform. That followed last week’s signing of a multi-year enzyme supply and licensing agreement with Tate & Lyle for a suite of our novel performance enzymes used in the manufacture of Tate & Lyle’s new, better-tasting, zero-calorie stevia sweetener TASTEVA® M,” said Mr. Nicols.

“Additionally during the first quarter, Nestlé Health Science exercised its option to obtain an exclusive license to CDX-6114 for the management of phenylketonuria; and yet another Top 10 pharmaceutical company secured a dedicated CodeEvolver® protein engineering project team to improve its drug pipeline processes. We also saw commercialization events for our performance enzyme used in vibegron for overactive bladder with Kyorin Pharmaceutical’s product approval in Japan. In addition, we recorded more than $1 million in sales to Urovant Sciences, which reported positive topline Phase 3 results and holds the rights to vibegron in the rest of the world except China,” he added.

First Quarter Financial Highlights
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the first quarter of 2019 were $15.6 million, up 11% from $14.0 million for the first quarter of 2018, with the increase primarily due to higher product revenue. Product revenue was $8.0 million, up 30% from $6.2 million for the first quarter of 2018, with the increase reflecting customer demand for enzymes for both generic and branded products. Research and development (R&D) revenue for the first quarter of 2019 was $7.6 million, compared with $7.9 million for the prior-year period. R&D revenue for the first quarter of 2019 included $2.1 million from the Performance Enzymes segment and $5.5 million from the Novel Biotherapeutics segment. R&D revenue for the first quarter of 2018 included $4.6 million from the Performance Enzymes segment and $3.3 million from the Novel Biotherapeutics segment.

Gross margin on product revenue for the first quarter of 2019 was 45%, up from 38% for the first quarter of 2018, with the increase due to product mix.

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R&D expenses were $8.0 million for the first quarter of 2019, compared with $7.2 million for the first quarter of 2018, with the increase primarily due to higher expenses related to headcount, allocation of occupancy-related costs and increases in lab supplies and stock-based compensation, partially offset by lower outside services. R&D expenses for the first quarter of 2019 included $4.4 million from the Performance Enzymes segment and $3.3 million from the Novel Biotherapeutics segment. R&D expenses for the first quarter of 2018 included $5.1 million from the Performance Enzymes segment and $1.9 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the first quarter of 2019 were $8.4 million, compared with $7.7 million for the first quarter of 2018, with the increase primarily due to higher costs associated with facilities and headcount, higher consultant fees and stock-based compensation, partially offset by decreases in allocable expenses, lower outside services and accounting fees. SG&A expenses for the first quarter of 2019 included $2.1 million from the Performance Enzymes segment, $0.5 million from the Novel Biotherapeutics segment and the remaining portion is included in $5.9 million in corporate overhead and depreciation expense. SG&A expenses for the first quarter of 2018 included $2.1 million from the Performance Enzymes segment, $0.1 million from Novel Biotherapeutics and the remaining portion is included in $5.7 million in corporate overhead and depreciation expense.

The net loss for the first quarter of 2019 was $5.1 million, or $0.09 per share, compared with a net loss for the first quarter of 2018 of $4.7 million, or $0.10 per share. Non-GAAP net loss for the first quarter of 2019 was $2.8 million, or $0.05 per share, compared with a non-GAAP net loss for the first quarter of 2018 of $2.5 million, or $0.05 per share. A reconciliation of GAAP to non-GAAP measures is provided below.

Cash and cash equivalents as of March 31, 2019 were $47.3 million, compared with $53.0 million as of December 31, 2018.

2019 Financial Outlook
Codexis is affirming its financial guidance for 2019, as follows:

•	Total revenues are expected to be $69 million to $72 million;

•	Product revenues are expected to be $26 million to $29 million; and

•	Gross margin on product revenues is expected to be 48% to 52%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net loss, non-GAAP net loss per share (basic and diluted) and the non-GAAP operating expenses non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast

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Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 6551009. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 6551009 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2019 total revenues, product revenue and gross margin on product revenue. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers; potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to deploy its technology platform in new market spaces; Codexis’ dependence on key personnel; Codexis’ ability to compete may decline if it loses some of its intellectual property rights; third party claims that Codexis infringes third party intellectual property rights; Codexis could face increased competition if third parties misappropriate Codexis biocatalysts; the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its biotherapeutic licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ biotherapeutic programs are early stage, highly regulated and expensive; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and the results inherently unpredictable; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; unintended or undesirable side effects of our product candidates could hinder or prevent receipt of regulatory approval; even if regulatory approval is obtained for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements and expenses; our biotherapeutic products may face competition in the market; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations

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Jody Cain, 310-691-7100 jcain@lhai.com
Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2019	2018
Revenues:
Product revenue	$7,988	$6,163
Research and development revenue	7,595	7,879
Total revenues	15,583	14,042
Costs and operating expenses:
Cost of product revenue	4,391	3,825
Research and development	8,016	7,178
Selling, general and administrative	8,415	7,746
Total costs and operating expenses	20,822	18,749
Loss from operations	(5,239)	(4,707)
Interest income	231	71
Other expenses, net	(125)	(60)
Loss before income taxes	(5,133)	(4,696)
Provision for (benefit from) income taxes	3	(2)
Net loss	$(5,136)	$(4,694)

Net loss per share, basic and diluted	$(0.09)	$(0.10)
Weighted average common stock shares used in computing net loss per share, basic and diluted	54,170	48,385

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$47,322	$53,039
Accounts receivable, net	12,604	11,551
Unbilled receivables, current	1,923	1,916
Inventories	633	589
Prepaid expenses and other current assets	1,232	1,068
Contract assets	—	35
Total current assets	63,714	68,198
Restricted cash	1,785	1,446
Equity securities	484	588
Right-of-use assets - Operating leases, net	25,913	—
Right-of-use assets - Finance leases, net	438	—
Property and equipment, net	4,535	4,759
Goodwill	3,241	3,241
Other non-current assets	1,013	1,051
Total assets	$101,123	$79,283
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,180	$3,050
Accrued compensation	6,469	5,272
Other accrued liabilities	7,127	4,855
Current portion of lease obligation - Operating leases	1,588	—
Current portion of lease obligation - Finance leases	233	—
Deferred revenue	1,554	4,936
Total current liabilities	19,151	18,113
Deferred revenue, net of current portion	3,797	3,352
Long-term lease obligation - Operating leases	25,636	—
Long-term lease obligation - Finance leases	9	61
Lease incentive obligation, net of current portion	—	35
Other long-term liabilities	1,320	1,416
Total liabilities	49,913	22,977

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	386,815	386,775
Accumulated deficit	(335,610)	(330,474)
Total stockholders' equity	51,210	56,306
Total liabilities and stockholders' equity	$101,123	$79,283

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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended March 31, 2019			Three months ended March 31, 2018
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$7,988	$—	$7,988	$6,163	$—	$6,163
Research and development revenue	2,099	5,496	7,595	4,566	3,313	7,879
Total revenues	10,087	5,496	15,583	10,729	3,313	14,042
Costs and operating expenses:
Cost of product revenue	4,391	—	4,391	3,825	—	3,825
Research and development (1)	4,442	3,317	7,759	5,066	1,932	6,998
Selling, general and administrative	2,101	517	2,618	2,096	146	2,242
Total segment costs and operating expenses	10,934	3,834	14,768	10,987	2,078	13,065
Income (loss) from operations	$(847)	$1,662	$815	$(258)	$1,235	$977
Corporate costs (2)			(5,575)			(5,435)
Depreciation			(373)			(238)
Loss before income taxes			$(5,133)			$(4,696)

(1) Research and development expenses exclude depreciation and amortization.
(2) Corporate costs included unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2019	2018

(i) Research and development expenses
Research and development expenses - GAAP	$8,016	$7,178
Non-GAAP adjustments:
Depreciation expense(a)	(231)	(57)
Stock-based compensation(b)	(388)	(435)
Research and development expenses - Non-GAAP	$7,397	$6,686

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$8,415	$7,746
Non-GAAP adjustments:
Depreciation expense(a)	(88)	(181)
Stock-based compensation(b)	(1,675)	(1,545)
Selling, general and administrative expenses - Non-GAAP	$6,652	$6,020

(iii) Net loss
Net loss - GAAP	$(5,136)	$(4,694)
Non-GAAP adjustments:
Depreciation expense(a)	319	238
Stock-based compensation(b)	2,063	1,980
Net loss - Non-GAAP	$(2,754)	$(2,476)

(iv) Net loss per share
Net loss per share - GAAP, basic and diluted	$(0.09)	$(0.10)
Adjustments to GAAP net loss per share (as detailed above)	0.04	0.05
Net loss per share - Non-GAAP, basic and diluted	$(0.05)	$(0.05)

These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation expense: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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